              JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
                      QUARTER AND YEAR ENDED JUNE 30, 2006

Morristown, Tennessee -- (July 28, 2006) - Jefferson Bancshares, Inc. (Nasdaq:
JFBI), the holding company for Jefferson Federal Bank, announced net income of $359,000, or $0.06 per diluted share, for the quarter ended June 30, 2006 compared to net income of $754,000, or $0.11 per diluted share, for the quarter ended June 30, 2005. For the year ended June 30, 2006, net income was $2.3 million, or $0.37 per diluted share, compared to $3.5 million, or $0.47 per diluted share, for the comparable period in 2005. The decline in net income for the three-month period ended June 30, 2006 was primarily the result of a loss on sale of investment securities, combined with an increase in noninterest expense. During the quarter ended June 30, 2006, investment securities were sold in response to liquidity and funding objectives. The increase in noninterest expense was the result of our expansion activities, as well as our adoption of Financial Accounting Standards Board ("FASB") Statement 123R, which requires the expensing of stock options. The decline in net income for the year ended June 30, 2006 was primarily the result of an increase in noninterest expense, partially offset by an increase in noninterest income. Return on average assets and return on average equity for the year ended June 30, 2006 were 0.75% and 2.99%, respectively, compared to 1.14% and 3.92% for the corresponding 2005 period.

Anderson L. Smith, President and CEO, commented, "With the completion and opening of two new offices in Hamblen and Knox counties, we look forward to the prospects of developing new customer relationships, and the asset growth and profitability planned for each location. We are pleased with the early results from both locations. Our second Knox county location is now underway with an anticipated completion toward the middle of the second quarter in 2007. Improvements in asset quality coupled with strong growth in earning assets continue to provide excellent support for our expansion activities."

Net interest income increased $37,000 to $2.8 million for the quarter ended June 30, 2006 from the corresponding quarter in 2005. The interest rate spread and net interest margin for the quarter ended June 30, 2006 were 2.95% and 3.71%, respectively, compared to 3.22% and 3.89% for the corresponding period in 2005. Interest income increased $907,000, or 22.7%, to $4.9 million for the three-month period ended June 30, 2006 primarily due to growth in average earning assets and an increase in short-term interest rates. The average yield earned on interest-earning assets increased 87 basis points to 6.58% for the three months ended June 30, 2006. Interest expense increased $870,000, or 68.6%, to $2.1 million for the quarter ended June 30, 2006, primarily as a result of an increase in deposit rates and an increase in Federal Home Loan Bank ("FHLB") borrowings. The average rate paid on interest-bearing liabilities increased 115 basis points to 3.63% for the three months ended June 30, 2006. For the year ended June 30, 2006, net interest income increased $17,000, to $11.2 million. The interest rate spread and net interest margin for the year ended June 30, 2006 were 3.16% and 3.89%, respectively, compared to 3.24% and 3.88% for the corresponding period in 2005. Interest income increased $2.3 million, or 14.7%, to $18.1 million for the year ended June 30, 2006 primarily due to an increase in the yield on average earning assets combined with changes in the asset mix. Interest expense increased $2.3 million, or 49.5%, to $6.9 million for the year ended June 30, 2006, primarily as a result of an increase in deposit rates and an increase in FHLB borrowings.

As a result of continued improvement in asset quality, the provision for loan losses for the quarter and year ended 2006 was a recovery of $68,000, compared to no provision for fiscal 2005. Nonperforming assets totaled $435,000, or 0.13% of total assets at June 30, 2006, compared to $1.3 million, or 0.45% of total assets at June 30, 2005. Net charge-offs for fiscal 2006 were 0.02% of average loans, compared to 0.09% for fiscal 2005. The allowance for loan losses was $2.2 million, or 0.85% of total gross loans, at June 30, 2006 compared to $2.3 million, or 1.09% of total gross loans, at June 30, 2005. For the three months ended June 30, 2006, the Bank recorded a net recovery of $49,000 compared to net charge-offs of $45,000 for the comparable period in 2005. For the year ended June 30, 2006, net charge-offs were $53,000 compared to $186,000 for 2005.

Noninterest income decreased $222,000, or 53.5%, to $193,000 for the quarter ended June 30, 2006 due to a $168,000 loss from sale of investment securities compared to a $88,000 gain on sale of investment securities for the comparable period in 2005. For the year ended June 30, 2006, noninterest income increased $171,000, or 14.2%, to $1.4 million. Included in noninterest income for the year ended June 30, 2006 was a $258,000 loss on sale of investment securities compared to a $45,000 gain on sale of investment securities for fiscal 2005. Security sales during fiscal 2006 generated liquidity to reduce the level of short-term borrowings and to fund loan growth and treasury stock repurchases. Mortgage origination fee income accounted for the largest increase in noninterest income with $132,000 and $578,000 for the quarter and year ended June 30, 2006, respectively, compared to $82,000 and $122,000 for the comparable periods in 2005.

Noninterest expense increased $551,000, or 28.2%, to $2.5 million for the three-month period ended June 30, 2006, primarily due to an increase in compensation and benefits expense. Compensation and benefits expense increased $354,000, or 30.5%, to $1.5 million for the three-month period ended June 30, 2006, primarily due to staff additions for our new branch offices in Hamblen and Knox counties and our future branch office in Knox county that is anticipated to open in 2007. On July 1, 2005, we adopted FASB Statement No.123R, "Share-Based Payment" which requires the expensing of stock options at fair value. Accordingly, for the three months ended June 30, 2006, compensation and benefits expense included $66,000 related to the expensing of stock options. For the year ended June 30, 2006, noninterest expense increased $1.9 million, or 27.3%, to $9.0 million due primarily to an increase in compensation and benefits expense. Compensation and benefits expense increased $1.5 million, or 36.9%, to $5.6 million for the year ended June 30, 2006 due to staff additions and stock option expensing. Compensation and benefits expense related to stock option expense totaled $265,000 for the year ended June 30, 2006. There were 98 full-time employees at June 30, 2006 compared to 77 full-time employees at June 30, 2005.

Total assets at June 30, 2006 were $327.1 million compared to $295.0 million at June 30, 2005. During the year ended June 30, 2006, net loans receivable increased $45.7 million, or 21.9%, to $254.1 million, due to growth in real estate and consumer loans. Investment securities decreased $21.5 million, or 40.3%, to $31.8 million at June 30, 2006, compared to $53.4 million at June 30, 2005 due primarily to sales of investment securities. Total deposits increased $4.1 million, to $198.8 million at June 30, 2006 as a result of a $3.5 million increase in certificates of deposit. FHLB advances were $52.4 million at June 30, 2006, an increase of $35.4 million, compared to $17.0 million at June 30, 2005. We utilize advances from the FHLB as a funding source for loan growth and to manage daily liquidity needs.

Total equity decreased $7.5 million, or 9.1%, to $74.5 million at June 30, 2006 due to a combination of factors, including the repurchase of shares in the amount of $9.1 million and dividend payments of $1.8 million, more than offsetting net income of $2.3 million. Stock repurchases for the three months ended June 30, 2006 totaled 81,360 shares at an average cost of $13.22 per share. On February 24, 2006, the Company announced its third stock repurchase program in which 690,261 shares, or 10% of the Company's outstanding common stock, may be repurchased. At June 30, 2006, 574,274 shares remained eligible for repurchase under the current stock repurchase program.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally-chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen and Knox County. The Company's stock is listed on the NASDAQ Global Market under the symbol JFBI. More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company assumes no obligation to update any forward-looking statements.

                                             JEFFERSON BANCSHARES, INC.

                                                       AT                      AT
                                                  JUNE 30, 2006          JUNE 30, 2005
                                               --------------------    -------------------
                                                       (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                    $       327,137         $      295,041
Loans receivable, net                                   254,127                208,438
Cash and cash equivalents, and
    interest-bearing deposits                            11,956                 11,027
Investment securities                                    31,845                 53,366
Deposits                                                198,843                194,706
Borrowings                                               52,400                 17,000
Stockholders' equity                                     74,543                 82,028

                                                  THREE MONTHS ENDED JUNE 30,                   TWELVE MONTHS ENDED JUNE 30,
                                                  2006                    2005                   2006                  2005
                                           --------------------    -------------------    -------------------   ------------------
                                                            (Dollars in thousands, except per share data)
OPERATING DATA:
Interest income                               $      4,901           $      3,994          $      18,092          $     15,779
Interest expense                                     2,138                  1,268                  6,935                 4,639
Net interest income                                  2,763                  2,726                 11,157                11,140
Provision (Recovery) for loan losses                   (68)                     -                    (68)                    -
Net interest income after
   provision for loan losses                         2,831                  2,726                 11,225                11,140
Noninterest income                                     193                    415                  1,375                 1,204
Noninterest expense                                  2,502                  1,951                  8,950                 7,031
Earnings before income taxes                           522                  1,190                  3,650                 5,313
Total income taxes                                     163                    436                  1,320                 1,863
Net earnings                                           359           $        754                  2,330          $      3,450


SHARE DATA:
Earnings per share, basic                     $       0.06           $       0.11          $        0.37          $       0.47
Earnings per share, diluted                   $       0.06           $       0.11          $        0.37          $       0.47
Dividends per share                           $      0.085           $       0.10          $       0.265          $       0.25
Weighted average shares:
    Basic                                        6,115,760              6,929,559              6,345,549             7,265,831
    Diluted                                      6,125,096              6,940,069              6,361,624             7,282,327

                                                           YEAR ENDED JUNE 30,
                                                      2006                    2005
                                               --------------------    -------------------
                                                         (Dollars in thousands)
ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period                 $           2,293       $          2,479
Provision (recovery) for loan losses                           (68)                     -
Recoveries                                                     193                    254
Charge-offs                                                   (246)                  (440)
                                               --------------------    -------------------
Net Charge-offs                                                (53)                  (186)
                                               --------------------    -------------------
Allowance at end of period                       $           2,172       $          2,293
                                               ====================    ===================

Net charge-offs to average outstanding
    loans during the period, annualized                       0.02%                  0.09%

                                                        AT                     AT
                                                   JUNE 30, 2006          JUNE 30, 2005
                                               --------------------    -------------------
                                                        (Dollars in thousands)

NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                                  $             296       $            426
    Commercial business                                         49                      -
    Consumer                                                     -                      -
                                               --------------------    -------------------
       Total                                                   345                    426
                                               --------------------    -------------------
Real estate owned                                               74                    914
Other nonperforming assets                                      16                      -
                                               --------------------    -------------------

Total nonperforming assets                       $             435       $          1,340
                                               ====================    ===================


                                                    YEAR ENDED             YEAR ENDED
                                                  JUNE 30, 2006          JUNE 30, 2005
                                               --------------------    -------------------

PERFORMANCE RATIOS:
Return on average assets                                      0.75%                  1.14%
Return on average equity                                      2.99%                  3.92%
Interest rate spread                                          3.16%                  3.24%
Net interest margin                                           3.89%                  3.88%
Efficiency ratio                                             69.97%                 57.17%
Average interest-earning assets to
    average interest-bearing liabilities                    130.28%                139.49%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                              0.85%                  1.09%
Allowance for loan losses as a
    percent of nonperforming loans                          629.57%                538.26%
Nonperforming loans as a percent
    of total loans                                            0.13%                  0.20%
Nonperforming assets as a percent
    of total assets                                           0.13%                  0.45%

Contacts:

Jefferson Bancshares, Inc.
Anderson L. Smith, 423-586-8421
or
Jane P. Hutton 423-586-8421